EXHIBIT 10.32


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "AGREEMENT"), is entered into this 1st day of February, 2007, by and between Versatile Entertainment, Inc., a
California corporation, with its offices located at 150 West Jefferson Boulevard, Los Angeles, CA 90007 (the "COMPANY"), and Akari Enterprises, LLC, a California Limited Liability Company, with its offices located at 22500 Monte Vista Drive, Topanga, CA 90290 ("CONSULTANT").

         In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  1.1 "AUTHORIZED REPRESENTATIVES" means those persons identified by the Company in writing from time to time as its Authorized Representatives. The Company's initial Authorized Representatives are Daniel Guez, Darryn Barber and Ted Houston.

                  1.2 "CONTRACT YEAR" means the period from the date hereof to December 31, 2007, and each 12 month period thereafter.

                  1.3 "DISTRIBUTION AGREEMENT" means an agreement to be entered into by and between the Company and a Qualified Distributor pertaining to the marketing, sale and distribution of Products by such Qualified Distributor to high end department stores and boutiques in a specified territory.

                  1.4 "EXISTING DISTRIBUTOR" means the third party distributors of Products set forth on SCHEDULE A with whom the Company has entered into a Distribution Agreement prior to the date hereof.

                  1.5 "NEW DISTRIBUTOR" means a third party distributor with whom the Company has not entered into a Distribution Agreement prior to the date hereof.

                  1.6 "PRODUCTS" means denim, knits, wovens, and other casual apparel marketed by the Company under the brand name "People's Liberation", and such other brands as the Company may designate in writing from time to time.

                  1.7 "PURCHASE ORDER" means an order or orders to purchase Products, whether pursuant to a Distribution Agreement, or otherwise.

                  1.8 "QUALIFIED DISTRIBUTOR" means an (i) Existing Distributor or (ii) a New Distributor.

                  1.9 "TERRITORY" means the world, excluding the United States of America.


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         2. EXCLUSIVE REPRESENTATION.

                  2.1 APPOINTMENT. On the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints Consultant, and Consultant hereby accepts the Company's appointment as the Company's exclusive representative to solicit Qualified Distributors during the Term and in the Territory to enter into Distribution Agreements with the Company.

                  2.2  EXCLUSIVE  TO  COMPANY.   Consultant  shall   exclusively
         represent the Company and its Products during the Term and in the Territory, and shall not market, sell, offer to sell or otherwise promote for any third party, high end denim-based apparel and other high end casual apparel products and shall not solicit distributors to sell such products for third parties; provided, however, that, notwithstanding the foregoing, Consultant shall be entitled to continue to market and sell products under the brand names set forth on SCHEDULE B hereto. If Consultant desires to represent another company in the promotion of a denim based brand, Consultant will need the prior written approval of Company, which approval may be withheld in the Company's sole discretion. Notwithstanding the foregoing, with respect to the companies whose brands are set forth on SCHEDULE B hereto, Consultant may promote another denim brand that is owned or licensed by such companies, so long as Consultant continues to satisfy all of its obligations and duties hereunder, including its obligations set forth in Section 6.1.1 hereto.

         3. DISTRIBUTOR SOLICITATION. On the terms and subject to the conditions set forth in this Agreement, during the Term and in the Territory, Consultant will solicit Qualified Distributors on a best efforts basis through Consultants' personal solicitation, for the entry into Distribution Agreements with the Company. Consultant will also make reasonable efforts to solicit customers in smaller countries to directly buy Products from the Company.

         4. NEGOTIATION OF DISTRIBUTION AGREEMENTS.

                  4.1 CONTRACT TERMS. Immediately upon the expression by a Qualified Distributor of interest in entering into a Distribution Agreement, Consultant shall advise the Company by telephone, mail or in person of the same and the proposed terms of the Distribution Agreement, if any. The Company shall have the sole authority to determine the scope, quantity, price, delivery requirements and other terms of the Distribution Agreement and Consultant shall make no commitments with respect thereto. Upon acceptance by the Company of the proposed terms of the Distribution Agreement, Consultant shall conduct negotiations with Qualified Distributor for purposes of entering into a Distribution Agreement. Notwithstanding the foregoing, the Company shall have the absolute right to refuse to enter into any Distribution Agreement with a Qualified Distributor for any reason.

                  4.2 INVOICES. Unless otherwise agreed to in writing by the Company, the Company shall render all invoices directly to Qualified Distributors and Qualified Distributors shall be directed to submit all payments to the Company or its designee. The Company shall have the sole and absolute control with respect to collections from Qualified Distributors, including the right, without the prior consent of Consultant, to make or effect allowances, adjustments or settlements with respect to any accounts receivable from a Qualified Distributor.


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         Consultant  shall  forward  promptly to the Company any and all amounts that Consultant may collect or receive from any Qualified Distributor.

                  4.3 CHANGE IN PRODUCT OFFERINGS. The Company shall have the right, in its sole discretion, at any time or from time to time to modify its sales of Products, or to stop selling Products.

         5. PROMOTION.

                  5.1 PROMOTION BY COMPANY. The Company shall determine, in its sole and absolute discretion, whether, and to what extent, it shall promote, advertise, market and sell the Products in the Territory and nothing contained herein shall obligate the Company to do so.

                  5.2 PROMOTION BY CONSULTANT. Subject to their availability and the requirements of the Company, the Company shall supply Consultant, at no cost, with such reasonable quantities of literature, printed advertisements and other promotional materials concerning the Products that the Consultant from time to time reasonably requests; PROVIDED, HOWEVER, nothing contained herein shall obligate the Company to prepare or print any such product literature, printed advertisements or other promotional literature. All such materials shall be provided in English. In addition, the Company shall provide Consultant with such Product educational assistance as the Company may, in its sole and absolute discretion, determine to be appropriate to assist Consultant in soliciting Qualified Distributors for the entry into Distribution Agreements with the Company.

         6. CONSULTANT DUTIES.

                  6.1 AFFIRMATIVE COVENANTS. Consultant covenants and agrees that, at all times during the Term of this Agreement it shall:

                           6.1.1 devote at least one-third of Andreas Kurz's business time (at least 50 hours per month), to solicit Qualified Distributors during the Term and in the Territory to enter into Distribution Agreements with the Company, and otherwise to the performance of Consultant's duties hereunder;

                           6.1.2 introduce Authorized Representatives of the Company to employees of Qualified Distributors who have the corporate authority to negotiate Distribution Agreements with the Company;

                           6.1.3 conduct all of its business in its own name and, subject to the terms and conditions of this Agreement, in such manner as it may see fit;

                           6.1.4 supply the Company at a minimum of once a month
                  with marketing data reasonably requested by the Company relating to the marketing, distribution and sale of the
                  Products to Qualified Distributors, including, without limitation, the name and address of all Qualified Distributors that Consultant has contacted, the dates and results of such contacts, and a status report detailing progress made with Qualified Distributors;


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                           6.1.5  perform  all of  its  obligations  under  this
                  Agreement in a manner consistent with all applicable laws and regulations and with the principles of good conduct and business ethics, in order to protect and enhance the name of the Company, the reputation of the Products, and the goodwill attached to the tradename and any trademarks in use or hereafter adopted or used by the Company;

                           6.1.6 observe and comply in all material respects with all laws and regulations of all governmental authorities with jurisdiction over the marketing, distribution or sale of the Products;

                           6.1.7 abide by the Company's policies of which it has
                  been made aware in writing and communicate the same to Qualified Distributors;

                           6.1.8 assist the Company in establishing and maintaining a good business relationship with Qualified Distributors, including assisting the Company in negotiating Distribution Agreements with Qualified Distributors; and

                           6.1.9 promptly  advise the Company of (i) any changes
                  in status, organization personnel and similar matters with respect to Consultant, and (ii) any complaints or claims brought or threatened against Consultant with respect to the sale of the Products to Qualified Distributors or with respect to any alleged defect in any Products.

         Consultant shall perform its obligations to the Company in a manner and during such hours as determined by Consultant in its reasonable discretion; provided that at all times Consultant performs such obligations in a manner consistent with the terms of this Agreement.

                  6.2 NEGATIVE COVENANTS. Consultant covenants and agrees that, at all times during the Term, it shall not, without the prior written consent of the Company:

                           6.2.1 make or give any  representations,  warranties,
                  guarantees or assurances to any Qualified Distributor or other third party respecting the quality, efficacy, safety, merchantability or fitness for any particular purpose of the Products;

                           6.2.2 use any promotional or advertising materials in
                  connection with the exercise of its rights hereunder or otherwise unless and until such materials have received the Company's prior written approval;

                           6.2.3 use the  Company's  trade  names or  trademarks
                  except as provided herein; or

                           6.2.4 present to Qualified Distributors an opportunity to obtain any Products as part of a package, bundle or concurrent purchase with any product or service provided by any person other than the Company without the prior written consent of the Company.

                  6.3 CUSTOMER RELATIONSHIP RESPONSIBILITIES. If and when requested by the Company, Consultant agrees to assist Company to hire a qualified person or persons to manage the Company's customer


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         relationship functions in accordance with procedures established by the
         Company from time to time and communicated to Consultant, including:

                           6.3.1 entering  orders for Products made by Qualified
                  Distributors into the Company's ERP system;

                           6.3.2   handling  and   processing   Product   return
                  authorizations;

                           6.3.3 handling support for Qualified Distributors, including liaising with Qualified Distributors concerning the status of placed Product orders;

                           6.3.4 preparing weekly sell-through reports, and reports of monthly, quarterly and annual projections by Qualified Distributor;

                           6.3.5 attending Company planning meetings relating to
                  the marketing, sale and distribution of Products in the Territory;

                           6.3.6 attending  tradeshows at which the Products are
                  represented; and

                           6.3.7   providing   the  Company   with   information
                  concerning apparel trends affecting the Products.

         7. COMMISSIONS.

                  7.1 COMMISSIONS. Subject to full recoupment of the aggregate amount of all "Monthly Advances" paid to Consultant as defined in the William Rast Agreement (defined below), during the Term of the Agreement, the Company shall pay Consultant a commission (the "COMMISSION") in an amount equal to the sum of:

         a) With respect to the first $10,000,000 of Net International Sales during any Contract Year which are collected by the Company, (i) five percent (5%) of Net Sales with respect to all Purchase Orders placed by (A) New Distributors in the Territory and (B) retail customers in the Territory who buy Products directly from the Company and (ii) four percent (4%) of Net Sales with respect to all Purchase Orders placed by Existing Distributors; and

         b) With respect to all Net International Sales in excess of $10,000,000 during any Contract Year which are collected by the Company, three percent (3%) of Net Sales with respect to all Purchase Orders placed by Qualified Distributors in the Territory and retail customer in the Territory who buy Products directly from the Company.

                  As an example, if Net International Sales in the Territory for a Contract Year are $18,000,000, and $1,000,000 of the first $10,000,000 of such Net International Sales are to Existing Distributors, $4,000,000 of the first $10,000,000 of such Net International Sales are to "Existing Distributors" as defined in the William Rast Agreement (defined below), and the remaining $5,000,000 of the first $10,000,000 of such Net International Sales are to New Distributors of Product, Consultant shall be entitled to receive a Commission of


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$690,000  ($5,000,000  * 5% +  $1,000,000  * 4% + $4,000,000 * 4% + $8,000,000 *
3%). The Company shall pay Commissions to Consultant on the fifteenth (15th) day (or if such day is not a business day, then the next business day) of the month following the end of the calendar month during which payment for such Net Sales is received by the Company.

                  7.2 DEFINITIONS. For the purposes of computing and determining the Commission:

                           7.2.1 "NET  SALES" of any  Purchase  Order shall mean
                  the total of all charges invoiced by Company for sales of Products, LESS trade discounts, returns and other customary allowances. No commission is due on freight, insurance and other transport related expenses.

                           7.2.2 "NET  INTERNATIONAL  SALES" means the aggregate
                  of Net Sales as defined herein and "Net Sales" as defined in that certain Consulting Agreement dated as of the date hereof by and among Consultant and William Rast Sourcing, LLC, a California limited liability company (the "WILLIAM RAST AGREEMENT").

                  7.3 CREDITS. With respect to any Purchase Order for which Consultant has received a Commission hereunder, if the Company subsequently refunds or grants a customer a credit for all or any part of the Net Sales with respect to such Purchase Order following receipt by Consultant of the Commission with respect thereto, regardless of the reason therefor, Consultant shall within 10 days following receipt from the Company of notice of such refund or credit reimburse the Company for all amounts received by Consultant as Commissions with respect to the amount so refunded or credited; and upon failure of Consultant to make such reimbursement, the Company shall have the right, in addition to any other rights which it may have at law or under this Agreement, to offset an amount equal to such reimbursement from the next payments due Consultant hereunder.

                  7.4 EFFECT OF TERMINATION. If Consultant's appointment as a representative of the Company shall terminate for any reason whatsoever (including the expiration of this Agreement) Consultant shall be entitled to receive (a) the aggregate amount of Commissions (determined in accordance with SECTION 7.1 above) with respect to sales made by the Company in the Territory pursuant to Purchase Orders placed by Qualified Distributors and customers prior to such termination and (b) so long as Consultant is not terminated pursuant to Section 10.2 or
         Section 10.4 hereof (in which case Consultant shall not be eligible to receive the payments set forth in this Section 7.4(b)), for a period of six (6) months after the date of such termination, the aggregate amount of Commissions (determined in accordance with SECTION 7.1 above) with respect to sales made by the Company in the Territory pursuant to Purchase Orders placed by Qualified Distributors and customers existing at the time of termination, which amounts shall be paid as provided in
         SECTION 7.1 above; PROVIDED that the Company shall have the full right to offset against any Commissions due any and all sums then due and owing to the Company from Consultant.

                  7.5  REPORTING.  The Company shall provide  Consultant  with a
         monthly  report   accounting  for  the  Purchase  Orders  for  which  a
         Commission  is due  and  the  amount  of the  Commission  (including  a


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         calculation  of Net Sales).  The monthly  report shall  accompany  each
         Commission payment.

                  7.6 INSPECTION RIGHTS. Consultant shall have the right no more than once every calendar year, continuing until one (1) year after the end of the Term, to examine or have its independent auditors examine the Company's books, records and accounts that are relevant to the determination of amounts due Consultant hereunder. Each examination will be conducted at the Company's place of business during the Company's normal business hours with at least fifteen (15) business days' prior written notice to the Company. Consultant shall pay the fees and expenses for the examination, including those of any auditor; except that, if any examination discloses an underpayment to Consultant of 10% or more in accounting for the period being examined, then the Company shall, in addition to paying the underpaid amount, pay the reasonable fees and expenses of Consultant, including any auditor, for that examination, up to an amount equal to the amount of the underpayment.

         8. CONSULTANT'S EXPENSES. Except as provided in SECTION 5.2, Consultant shall be responsible for all regular business expenses of Consultant and its employees and agents. Travel and entertainment expenses specifically incurred by Consultant at the request of the Company will be reimbursed by Company.
Consultant may also be reimbursed by Company for entertainment and travel expenses not incurred by Consultant at the request of the Company, so long as such expenses are pre-approved by the Company, which approval may be withheld by the Company in its sole discretion.

         9. CERTAIN DISCLAIMERS AND LIMITATIONS ON LIABILITIES. Nothing contained in this Agreement shall constitute any representation or warranty by the Company, including, without limitation, any representation or warranty respecting the quality, efficacy, safety, merchantability or fitness for any particular purpose of the Products. In no event shall the Company be liable for incidental, consequential, indirect, special or punitive damages or for loss of revenue, loss of business, or other financial loss arising out of or in connection with the marketing, distribution or sale of the Products, or the solicitation of Qualified Distributors in the Territory for entry into Distribution Agreements with the Company.

         10. TERM AND TERMINATION.

                  10.1 TERM. The term (the "TERM") of the appointment granted herein shall commence on February 1, 2007 (the "EFFECTIVE DATE") and continue until December 31, 2009, unless earlier terminated as provided herein. The Term may be extended for one or more additional periods only upon the written agreement of the Company and Consultant.

                  10.2 TERMINATION FOR NON-PERFORMANCE. Company may terminate this Agreement without liability upon thirty (30) days prior written notice to Consultant in the event that (i) Company does not enter into four Distribution Agreements with Qualified Distributors as a result of Consultant's efforts hereunder in the first Contract Year, (ii) Company does not enter into two Distribution Agreements with Qualified Distributors as a result of Consultant's efforts hereunder in the second Contract Year and (iii) at any time thereafter, Consultant is not using its best efforts to present to the Company Qualified Customers with whom the Company may enter into Distribution Agreements with.


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                  10.3  AUTOMATIC   TERMINATION.   This   Agreement   terminates
         automatically on the occurrence of any of the following events: (i) the bankruptcy, insolvency, liquidation or dissolution of the Company or Consultant; or (ii) the death or disability (continuing for more than 60 days) of Andreas Kurz.

                  10.4 TERMINATION FOR BREACH. Either party may terminate this Agreement immediately if the other party fails to perform or comply with one or more of its material obligations under this Agreement and fails to rectify that breach within twenty (20) days of written notice thereof.

                  10.5 TERMINATION BY WILLIAM RAST, LLC. Company may terminate this Agreement if the Company's affiliate, William Rast Sourcing, LLC, terminates its Consulting Agreement with Consultant, entered into on even date herewith.

                  10.6   CONSEQUENCES   OF  EXPIRATION  OR   TERMINATION.   Upon
         termination of this Agreement:

                           10.6.1 ADVERTISING AND PROMOTION. Consultant shall immediately upon termination of this Agreement cease to engage in advertising or promotional activities concerning the Products; cease using the Company's Trademarks, and cease to represent, in any manner, that Consultant has been designated by the Company to offer or sell the Products or solicit Qualified Distributors for the entry into Distribution Agreements.

                           10.6.2 CLAIMS FOR INDEMNITY.  NEITHER PARTY SHALL, IN
                  CONNECTION WITH THE TERMINATION OF THIS AGREEMENT, HAVE THE RIGHT TO CLAIM ANY INDEMNITY, REIMBURSEMENT, OR COMPENSATION FOR ALLEGED LOSS OF CLIENTELE, GOODWILL, LOSS OF PROFITS ON ANTICIPATED SALES OR THE LIKE OR HAVE ANY OTHER RIGHT TO
                  COMPENSATION FOR LOSSES OR DAMAGES RESULTING FROM THE TERMINATION, EACH PARTY ACKNOWLEDGING THAT IT HAS DECIDED AND WILL DECIDE ON ALL INVESTMENTS, EXPENDITURES, AND COMMITMENTS IN FULL AWARENESS OF THE POSSIBILITY OF ITS LOSSES OR DAMAGES RESULTING FROM SUCH TERMINATION AND IS WILLING TO BEAR THE RISK THEREOF. FOR THE SAKE OF CLARITY, NOTHING IN THIS SECTION SHALL IMPACT THE COMPANY'S OBLIGATIONS PURSUANT TO SECTION 7.4(b) HEREOF.

                           10.6.3 SURVIVING  TERMS.  Covenants set forth in this
                  Agreement designated to survive its term, shall survive termination of this Agreement.

         11. CONFIDENTIALITY.

                  11.1 CONFIDENTIAL MATERIAL. Consultant acknowledges that the Company's trade secrets, including, without limitation, price lists, pricing information, customer lists, customer names and contacts, trade knowledge, financial information, financial projections, unprinted and printed data, and other tangible or intangible property and all inventions, including, without limitation, any and all processes, innovations, ideas, designs, developments, methods, and other discoveries or developments whether or not patentable, all know-how, modifications or improvements to any of the foregoing, and all related tangible or intangible property, constitute confidential material (the


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         "CONFIDENTIAL   MATERIAL")   which  (i)  are  valuable,   confidential,
         proprietary and unique information and trade secrets of the Company, and (ii) are and shall remain the sole and exclusive property of the Company. Consultant further acknowledges that the Company shall have, in addition to other remedies available at law, the right to enjoin the use of the Confidential Material in any manner conflicting with this Agreement or in derogation of the Company's proprietary rights, and that other remedies are inadequate to protect the Company's rights in the Confidential Material.

                  11.2 NON DISCLOSURE. Other than in connection with the performance of its obligations under this Agreement, or to the extent required by law or judicial process, Consultant shall not use for its own benefit, nor disclose to any third party, any Confidential Material. Consultant shall inform its employees and agents who may come into contact with the Confidential Material that it is confidential in nature, and Consultant shall take reasonable precautions to prevent the unauthorized exploitation, transfer, or disclosure by such employees and agents. If Consultant is requested by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process to disclose any Confidential Material, Consultant will, if legally permissible, provide the Company with immediate notice of such request so that the Company may consider seeking a protective order in respect thereof. Consultant agrees to cooperate with the Company in connection with any action undertaken by the Company to protect any unauthorized disclosure or use of any Confidential Material.

         12. ARBITRATION.

                  12.1  PROCEDURES.  Except as otherwise  expressly  provided in
         SECTION 12.3 below, all disputes arising in connection with this Agreement or any contract of sale hereunder shall be finally settled by arbitration in Los Angeles, California, in accordance with the rules set forth in the California Code of Civil Procedure, Section 1280 ET SEQ. (the "RULES OF ARBITRATION") and the provisions of Section 1283.05 of the Rules of Arbitration are expressly incorporated herein. Judgment on the award rendered by the arbitration panel (the "ARBITRATION PANEL") may be entered in any court of competent jurisdiction.

                  Any party that desires to initiate arbitration proceedings may do so by delivering written notice to the other party (the "ARBITRATION NOTICE") specifying (x) the nature of the dispute or controversy to be arbitrated; (y) the name and address of the arbitrator appointed by the party initiating such arbitration; and (z) such other matters as may be required by the Rules of Arbitration. The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within 30 days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed at the request of the party who delivered the Arbitration Notice. The two arbitrators so appointed shall appoint a third arbitrator who shall be chairman of the Arbitration Panel and the "neutral arbitrator" for purposes of the Rules of Arbitration.

                  12.2 FINAL DECISIONS. All decisions of the Arbitration Panel shall be final, conclusive and binding on all parties and shall not be subject to judicial review.


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


                  12.3 INJUNCTIVE OR EQUITABLE RELIEF. Notwithstanding anything to the contrary contained in this SECTION 12, any claim by the Company for injunctive or other equitable relief, including specific performance, may be brought in any court of competent jurisdiction, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding.

         13. TRADEMARKS AND TRADENAMES.

                  13.1 TRADEMARKS. The Company hereby grants to Consultant the nonexclusive right to use within the Territory the tradenames "People's Liberation", and all other trademarks, tradenames and logos that the Company may designate in writing from time to time (the "TRADEMARKS") solely in connection with the marketing and promotion of the Products during the Term of this Agreement and in connection with the solicitation of Qualified Distributors for the entry into Distribution Agreements with the Company. Consultant shall not have the right to use the Trademarks, or any of them, as the name of its business, or as a name under which it does business. The Company may at any time, in its sole and absolute discretion, revoke this nonexclusive right to use the Trademarks.

                  13.2 DISPLAY. Consultant shall attach, use and display the Trademarks on all promotional and advertising materials to be used in connection with the marketing and sale of the Products, and in connection with the solicitation of Qualified Distributors for the entry into Distribution Agreements with the Company. Consultant shall furnish the Company with copies of all of its promotional and advertising materials that make use of the Trademarks, and, if reasonably requested by the Company, Consultant shall make alterations, additions and modifications to such materials.

                  13.3 OTHER USES PROHIBITED. Without the prior written consent of the Company, Consultant shall not use or display any trademarks, tradenames or service marks except the Trademarks in connection with the marketing and sale of the Products, and in connection with the solicitation of Qualified Distributors for the entry into Distribution Agreements with the Company.

         14. MISCELLANEOUS.

                  14.1 INDEPENDENT CONTRACTOR. It is the intention of the Company and Consultant that the Company and Consultant are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained herein shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment or other similar relationship between the Company and Consultant.

                  14.2 ASSIGNMENT. Consultant may not transfer the rights or delegate the duties provided for under the terms of this Agreement without the prior written consent of the Company, which consent the Company may withhold in the exercise of its sole and absolute discretion. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

                  14.3 NOTICES. All notices, requests, consents and other communications that are required or permitted hereunder shall be in writing and shall be delivered personally, sent by telecopier or


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


         facsimile transmission and confirmed by mailing a confirmation copy registered or certified air mail, postage prepaid or mailed by certified or registered mail, postage prepaid, return-receipt requested (in which case it shall be deemed given two business days after mailing) to the addresses listed in the introductory paragraph of this Agreement. Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth in this SECTION 14.3.

                  14.4 GOVERNING LAW. This Agreement shall be interpreted and its effects shall be determined in accordance with the laws of the State of California, without regard to the conflicts of laws and principles thereof.

                  14.5 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this
         Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14.6 WAIVER. The waiver by any party hereto of any breach or default shall not constitute a waiver of any different or subsequent breach or default. No waiver to this Agreement shall be effective unless stated in writing and signed by authorized representatives of all parties.

                  14.7 ENTIRE AGREEMENT. This Agreement, when signed by the authorized representatives of all parties hereto, shall constitute the only agreement among them with respect to the subject matter hereof and shall supersede all prior agreements, oral or written. This Agreement may be amended only by a writing singed by all parties hereto.

                  14.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.9 TAXES. Consultant shall bear the expense of any tax which may be payable by Consultant in respect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                                    COMPANY:

                                    VERSATILE ENTERTAINMENT, INC.
                                    a California corporation



                                    By: /s/ Daniel Guez
                                        ----------------------------
                                            Daniel Guez
                                    Its:    Chief Executive Officer





                                    CONSULTANT



                                    Akari Enterprises, LLC

                                    a California Limited Liability Company




                                    By: /s/ Andreas Kurz
                                        ----------------------------
                                            Andreas Kurz
                                    Its:    President


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